UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2016, Pershing Gold Corporation (the “Company”) and Eric Alexander, the Company’s Vice President Finance and Controller and principal financial officer, entered into a Second Amended Severance Compensation Agreement dated September 15, 2016 (the “Second Amended Agreement”). The Second Amended Agreement replaces the Amended Severance Compensation Agreement between the Company and Mr. Alexander dated November 19, 2015 (the “Amended Agreement”), a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 24, 2015.

Pursuant to the Second Amended Agreement, the Amended Agreement termination date was extended from December 31, 2016 to March 18, 2017. In all other respects, the Second Amended Agreement is identical to the Amended Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	The following is filed as an exhibit to this report on Form 8-K.

Exhibit No.	Description
10.1	Second Amended Severance Compensation Agreement, dated September 15, 2016, between Pershing Gold Corporation and Eric Alexander.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller